Exhibit 1.1

EXECUTION VERSION

11,600,000 SHARES

COTT CORPORATION

COMMON SHARES

(NO PAR VALUE)

UNDERWRITING AGREEMENT

August 11, 2010

DEUTSCHE BANK SECURITIES INC.

As Representative of the Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

Cott Corporation, a Canadian corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 11,600,000 of the Company’s common shares (the “Firm Shares”), no par value (the “Common Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell, at the Underwriters’ option, an aggregate of up to an additional 1,740,000 shares of the Company’s Common Shares (the “Option Shares”) as set forth below.

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The proceeds from the sale of the Shares will be used to pay a portion of the purchase price and related fees and expenses for the acquisition (the “Acquisition”) by the Company, through its subsidiary Cliffstar LLC (“Purchaser Sub”), of substantially all of the assets and liabilities of Cliffstar Corporation, its wholly owned subsidiaries Star World Trading Company, ShanStar Biotech, Inc., Harvest Classic LLC and its majority owned subsidiary Star Real Property LLC (collectively, “Cliffstar”) (such assets and liabilities being referred to herein as the “Acquired Business”), pursuant to an Asset Purchase Agreement, dated as of July 7, 2010, among the Company, Purchaser Sub, Cliffstar and Stanley A. Star, solely in his capacity as the sellers’

representative. For purposes of this Agreement, the parties expressly acknowledge and agree that the Acquired Business shall not be treated as if it was owned by the Company as of the date hereof, and for the purposes of any representations and warranties of the Company contained in this Agreement, “subsidiaries” shall not be deemed to refer to Cliffstar, unless otherwise specified; provided, however, that if the Acquisition is consummated, the parties expressly acknowledge and agree that, for purposes of any certificate required under Section 7(j) hereof and for the purposes of the representations and warranties of the Company contained in this Agreement being confirmed to be true and correct by such certificate as of the Closing Date or Option Closing Date, as applicable, the Acquired Business shall be treated as if it was owned by the Company as of the Closing Date or Option Closing Date, as applicable; provided, further, that if the Acquisition is consummated, as of the Closing Date or Option Closing Date, as applicable, “Material Subsidiaries,” as defined in Section 1(i) hereof, shall include Purchaser Sub and any of its subsidiaries.

Concurrently with the offering and sale of the Shares by the Company pursuant to the terms of this Agreement, Cott Beverages Inc., a Georgia corporation and a subsidiary of the Company (“Cott Beverages”), is offering, in an offering (the “Concurrent Offering”) without registration under the Securities Act of 1933, as amended (the “Securities Act”), nor qualification under applicable securities laws in the provinces and territories of Canada, in reliance on an exemption pursuant to Section 4(2) under the Securities Act (in the case of the U.S.) and applicable prospectus exemptions under National Instrument 45-106 – Prospectus Registration and Exemptions (in the case of Canada), and by means of a confidential offering memorandum, $375,000,000 in aggregate principal amount of its Senior Notes due 2018. The Representative is also acting as the representative of the initial purchasers for the offering of the Concurrent Offering.

On or prior to the Closing Date (as defined herein), the Company will be amending or refinancing its existing asset based lending facility pursuant to the Credit Agreement, to be dated on or about the Closing Date, among the Company, Cott Beverages, Cott Beverages Limited and Cliffstar LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and administrative collateral agent, and certain other loan parties and lenders party thereto (the “Amended and Restated Credit Agreement”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters and their affiliates as follows:

(a) Registration Statement and Canadian Prospectus. A shelf registration statement on Form S-3 (File No. 333-159617) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company and has been declared effective in conformity in all material respects with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base

Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Securities Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 4(a) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriters.

The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Securities Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

With respect to the distribution of the Shares in the provinces of Canada except Quebec (and excluding all the territories of Canada) (the “Qualifying Provinces”), the Company shall comply with all applicable Canadian Securities Laws and with Schedule “V” attached hereto. Certain capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in Schedule “V”.

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or as of the Closing Date and the Option Closing Date, as the case may be, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [7:30] a.m. (New York time) on August 12, 2010 or such other time as agreed to by the Company and the Representative.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and as of the Closing Date and the Option Closing Date, as the case may be, will not include any information that conflicted, conflicts or as of the Closing Date and the Option Closing Date, as the case may be, will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.

(d) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Canadian Prospectus and other materials, if any, permitted under the Securities Act or Canadian Securities Laws, as applicable, and consistent with Section 4(b) below. If required, the Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Securities Act.

(e) Shares. The Company’s outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus. The form and terms of the certificate for the Shares have been approved and adopted by the board of directors of the Company, do not conflict with any applicable laws and comply in all material respects with the rules of the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX,” and together with the NYSE, the “Stock Exchanges”).

(f) Listing of Shares. The Company’s Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE and the TSX. The Shares have been approved for listing subject to notice of issuance on the NYSE and have been conditionally approved for listing on the TSX. There is no action pending to delist the Common Shares from the Stock Exchanges or any other trading market on which the Common Shares are or have been listed or quoted, nor has the Company received any notification that either of the Stock Exchanges or any other such trading market is currently contemplating terminating such listing. When issued, the Shares will be listed on the NSYE and the TSX at the Closing Date or Option Closing Date, as the case may be, subject to satisfaction by the Company of customary post-closing conditions imposed by the Stock Exchanges in similar circumstances.

(g) Not an Ineligible Issuer and Reporting Issuer Status. At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause(ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement, or an “excluded issuer” as defined in Rule 164 under the Securities Act.

The Company is a “reporting issuer”, or the equivalent thereof, in each of the Qualifying Provinces, and the Company has fulfilled all requirements to be fulfilled by the Company including the filing of all continuous disclosure materials required to be filed pursuant to applicable Canadian Securities Laws, but excluding the preparation and filing of the Canadian Prospectus, to enable the Shares to be offered for sale and sold to the public in all the Qualifying Provinces through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws.

(h) This Agreement. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(i) Power and Authority. The Company and each of the Material Subsidiaries (as defined below) has been duly incorporated, continued or amalgamated, as the case may be, and organized and is existing under the laws of its respective jurisdiction of incorporation, continuance or amalgamation and has all requisite corporate power, capacity and authority to carry on its business as now conducted or contemplated to be conducted and to own, lease and operate its property and assets and, in the case of the Company, to execute, deliver and perform its obligations hereunder. The Company and each of the Material Subsidiaries is duly qualified to do business and is in good standing as a foreign or extra-provincial corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below). “Material Subsidiaries” mean, collectively, and subject to the third paragraph of this Agreement, Cott Beverages Limited, Cott Beverages Inc., Northeast Retailer Brands LLC and Cott Nelson (Holdings) Limited.

(j) Corporate Action. All necessary corporate action has been taken by the Company to authorize the issuance, sale and delivery of the Shares on the terms set forth in this Agreement and, when issued and paid for as contemplated herein, the Shares will be validly issued, fully paid and non-assessable.

(k) No Violation or Default. The issue and sale of the Shares, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the General Disclosure Package, the Prospectus and the Canadian Prospectus and the consummation of the transactions contemplated hereby and thereby, will not: (i) result in any violation of any of the provisions of the constating documents, by-laws or any resolutions of the directors (or committees of directors) or shareholders of the Company or any of its subsidiaries; (ii) conflict with, or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation or imposition of any encumbrance on the property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement, indenture, hypothec, deed of trust or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach, violation, default or encumbrance would not have a material adverse effect on the assets, properties, business, affairs, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries on a consolidated basis (a “Material Adverse Effect”); or (iii) result in any violation of any statute or any order, rule or regulation of any (A) court or (B) any (1) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (2) any subdivision or authority of any of the foregoing; (3) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above; or (4) any arbitrator exercising jurisdiction over the affairs of the applicable person, asset, obligation or other matter (collectively, a “Governmental Body”)

having jurisdiction over the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries, except where such violation would not have a Material Adverse Effect.

(l) Consent of Governmental Body, etc. No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Body is required for the issuance and sale of the Shares, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the General Disclosure Package, the Prospectus and the Canadian Prospectus and the consummation of the transactions contemplated hereby and thereby, (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any applicable securities commission or securities regulatory authority in Canada having jurisdiction) and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities, Blue Sky laws or applicable Canadian Securities Laws in connection with the purchase and distribution of the Shares by the Underwriters.

(m) Voting. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, to the knowledge of the Company, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Company or any of its subsidiaries.

(n) No Pre-Emptive Rights. No person, firm or corporation (except for the Underwriters hereunder) has, or will have at the Closing Date, any agreement or any option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company or issuance of, or subscription for, any securities of the Company, except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus or as may be granted pursuant to the Company’s existing stock incentive plans, stock purchase or similar plans offered to directors, officers and employees in the ordinary course of business or where the existence of such agreement, option, right or privilege, whether or not exercised, would not have a Material Adverse Effect.

(o) Subsidiaries. Other than the Material Subsidiaries, the Company has no subsidiaries which (i) hold in excess of 5% of the consolidated assets of the Company as at the date of its most recently completed financial year end, (ii) earned in excess of 5% of the consolidated revenue or income of the Company during its most recently completed financial year, or (iii) which are otherwise material to the business of the Company. The subsidiaries which are not Material Subsidiaries (i) do not in the aggregate hold in excess of 10% of the consolidated assets of the Company as at the date of the most recently completed financial year end or (ii) do not earn in the aggregate in excess of 10% of the consolidated revenue or income of the Company during its most recently completed financial year. The Company’s direct or indirect ownership interest in each Material Subsidiary is held free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and all such securities have been validly issued and are outstanding as fully paid and non-assessable.

(p) Compliance with Laws. The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to, any statute,

law or regulation with respect to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (ii) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances (iii) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, (iv) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and (v) the Employment Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(q) Conduct of Business. The Company and each of its subsidiaries has conducted and is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business (except where non-compliance with such laws, rules or regulations would not have a Material Adverse Effect), and holds all licenses, permits, registrations and qualifications which are material to the Company and its subsidiaries on a consolidated basis in all jurisdictions in which it carries on business to carry on its business as now conducted and as presently proposed to be conducted and all such licenses, registrations or qualifications are valid and existing and in good standing except where such invalidity or inexistence would not have a Material Adverse Effect.

(r) Licenses and Permits. The Company and each of its subsidiaries possess all licenses, permits, franchises, certificates, registrations and authorizations necessary to conduct their business and own their property and assets and are not in default or breach of any of the foregoing, except for failures to possess, defaults or breaches which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, all such licenses, permits, franchises, certificates, registrations or authorizations are renewable on terms or conditions that would not reasonably be expected to have a Material Adverse Effect and no proceeding is pending or threatened to revoke or limit any of the foregoing.

(s) No Violation or Default. No event of default, and no event which after the giving of notice or the lapse of time or both would constitute an event of default, has occurred and is outstanding under any agreement or instrument relating to the indebtedness for borrowed money of the Company or any of its subsidiaries and no default under any agreement to which the Company or any of its subsidiaries is a party will occur as a result of the entering into of this Agreement or the performance by the Company of its obligations thereunder, which event of default or default would have a Material Adverse Effect.

(t) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, there is no action, suit, proceeding or inquiry before any court, Governmental Body, pending or to the Company’s knowledge threatened, to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to negatively affect the performance by Company of the performance of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.

(u) Cease Trade Orders. No Governmental Body has issued any order preventing or suspending the trading of the Company’s securities, the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or the Canadian Prospectus or the issuance and sale of the Shares, and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority.

(v) Tax. The Company and each of its subsidiaries have filed all federal, state, provincial, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all applicable taxes and all assessments received by them to the extent that the same have become due, except where, in any such case, the failure to make such filing or payment would not have a Material Adverse Effect and except for those taxes and assessments that are currently being challenged and for which a reserve has been taken. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect. There are no proposed additional tax assessments against the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(w) Authorized Capital. The authorized and issued share capital of the Company is as set out in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus and all securities of the Company described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus as having been issued have been validly issued and are outstanding as fully paid and non-assessable.

(x) Financial Information. The Financial Information (as defined below) contained, or incorporated by reference, in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, together with the notes thereto, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and present fairly, in all material respects, the financial condition and the results of operations, changes in shareholders equity, and cash flow of the business as at the dates and for the periods referred to in those financial statements. “Financial Information” means any financial statement, auditors’ reports, accounting data and other numerical data contained in the Registration Statement, General Disclosure Package, the Prospectus or the Canadian Prospectus or any document incorporated by reference therein.

(y) Company Financial Statements. The consolidated financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and applicable Canadian Securities Laws and fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP consistently applied throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus present fairly the information required to be stated therein. The data set forth under the captions “Summary Unaudited Pro Forma Combined Financial Data,” “Summary Consolidated Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Selected Historical Financial Data” in the Registration Statement, the General

Disclosure Package, the Prospectus and the Canadian Prospectus presents fairly the information shown therein and has been prepared, in all material respects, on a basis consistent with that of the financial statements presented therein and the books and records of the Company and Cliffstar, as applicable. The unaudited pro forma condensed combined financial statements and related notes included in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or circumstances referred to therein, the related pro forma adjustments give effect to those assumptions, and the pro forma columns therein reflect the proper applications of those adjustments to the corresponding historical financial statement amounts.

(z) Cliffstar Financial Statements. The consolidated financial statements of Cliffstar, together with the related notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus fairly present the financial condition of Cliffstar as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP consistently applied throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus present fairly the information required to be stated therein. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of Cliffstar.

(aa) Auditors. To the Company’s knowledge, (i) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the Company’s financial statements and schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries (excluding the Acquired Business) within the meaning of the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”); and (ii) Grant Thornton LLP, which has expressed its opinion with respect to Cliffstar’s financial statements and schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, is an independent public accounting firm with respect to Cliffstar within the meaning of Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings. The auditors of the Company are independent public accountants as required under Canadian Securities Laws and there has not been any reportable disagreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the auditors of the Company.

(bb) Market Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus is based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(cc) Indebtedness. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, for ordinary course trade debt and debt secured by Permitted Liens (as defined below), none of the Company or its subsidiaries has outstanding any bonds, debentures, notes, mortgages or other indebtedness for borrowed money and none of the Company or its subsidiaries has agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness for borrowed money. Other than as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, none of the Company or its subsidiaries has given or agreed to give, and is not a party to or bound by, any guarantee of (i) indebtedness, (ii) other obligations of any person or (iii) any other commitment by which any of the Company or its subsidiaries is, or is contingently, responsible for any such indebtedness or other obligations. “Permitted Liens” means (i) Liens (as defined below) for taxes and other obligations owing to Governmental Bodies and assessments not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (ii) Liens imposed by Law and incurred in the ordinary course for obligations not yet due or delinquent, (iii) Liens in respect of pledges or deposits under workers’ compensation, social security or similar Laws, (iv) easements, restrictions and reservations of record, if any, that do not materially detract from the value of or materially impair the use of the property affected, (v) building and zoning by-laws, Laws, ordinances and regulations that do not materially detract from the value of or materially impair the use of the property affected, (vi) Liens securing indebtedness reflected in the Company’s financial statements, and (vii) other Liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfections; and “Liens” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation.

(dd) Authorization of the Amended and Restated Credit Agreement. At the Closing Date, the Amended and Restated Credit Agreement will have been duly authorized, executed and delivered by the Company, Cott Beverages and Cott Beverages Limited and will constitute a valid and binding agreement of the Company, Cott Beverages, Cott Beverages Limited and Cliffstar LLC, enforceable against the Company, Cott Beverages, Cott Beverages Limited and Cliffstar LLC in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) federal and state securities laws and public policy considerations.

(ee) Contingent Liabilities. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, the Company and its subsidiaries do not have any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the Financial Information which would reasonably be expected to have a Material Adverse Effect on the condition of the Company.

(ff) Off-Balance Sheet Transactions. Other than as disclosed in the Financial Information, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of its subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company and its subsidiaries or that would reasonably be expected to be material to an investor in making a decision to purchase the Shares.

(gg) Related Party Matters. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, none of the officers or employees of the Company or any of its subsidiaries, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Company or any of its subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Company and its subsidiaries on a consolidated basis.

(hh) Internal Controls. The Company and each of its subsidiaries maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the financial statements to be fairly presented in accordance with GAAP and to maintain accountability for assets; (iii) access to its assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences; (v) material information relating to the Company and its subsidiaries is made known to those within the Company responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable laws, including all federal, provincial, state and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Body, binding on or affecting the Company (collectively, “Law”); and (vi) all significant deficiencies and material weaknesses in the design or operation of such internal controls that could adversely affect the Company’s ability to disclose to the public information required to be disclosed by it in accordance with applicable Law and all fraud, whether or not material, that involves management or employees that have a significant role in the Company’s internal controls have been disclosed to the audit committee of the Company’s board of directors.

(ii) External Controls. (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act and under applicable Canadian Securities Laws is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj) Indebtedness of Directors, Officers, etc. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, no employee, officer, shareholder, or director (or affiliate of such person) of any of the Company or its Material Subsidiaries is indebted to any of the Company or its subsidiaries nor are any of the Company or its subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for (i) payment of salary, bonus and other employment or consulting compensation, (ii) reimbursement for expenses duly incurred in connection with the business, affairs and operations of the Company, and (iii) for other standard employee benefits made generally available to all employees.

(kk) Employment-related Liabilities. Except as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, the Company and each of its Material Subsidiaries have satisfied all obligations under, and there are no outstanding defaults or violations with respect to, and no taxes, penalties, or fees are owing or exigible under or in respect of, any employee benefit, incentive, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, arrangements or practices relating to the current or former employees, officers or directors of the Company and its Material Subsidiaries maintained, sponsored or funded by them, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing and termination basis.

(ll) Pension Plans. Except as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, none of the Company or its Material Subsidiaries currently sponsor, maintain, contribute to or have any liability to, nor has ever sponsored, maintained, contributed to or incurred any liability to a “registered pension plan,” a “deferred profit sharing plan” or a “retirement compensation arrangement” as defined under the Income Tax Act (Canada) or any other plan organized and administered to provide pensions for employees.

(mm) Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the best of the Company’s knowledge, is any such dispute threatened, which dispute in either case would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect.

(nn) Collective Agreement. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, (a) no collective agreement is currently being negotiated by any of the Company, its subsidiaries or any other person in respect of the Company’s business to the knowledge of the Company, and (b) there are no collective agreements in force with respect to the employees employed in the Company’s business. Except as disclosed in the Registration Statement, the General Disclosure Package , the Prospectus and the Canadian Prospectus, no trade union, employee association or other similar entity has any bargaining rights acquired by certification, voluntary recognition or successor rights with respect to the employees of the Company or its Material Subsidiaries or has applied, or to its knowledge, threatened to apply to be certified as bargaining agent of the employees employed in the Company’s business.

(oo) Compliance with Employment Laws. Each of the Company and its subsidiaries is in compliance in all material respects with all terms and conditions of employment and all Laws respecting employment, including pay equity, wages and hours of work, occupational health and safety, workplace safety and insurance/workers’ compensation and human rights, and there are no outstanding claims, complaints, investigations or orders under any such Laws, other than any such claims, complaints, investigations or orders that, in the aggregate, would not have a Material Adverse Effect.

(pp) Assets. The Company and its subsidiaries have good and marketable title to the property and assets owned by them and hold a valid leasehold interest in all property leased by them, in each case, free and clear of all mortgages, charges and other encumbrances other than those disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus or those which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(qq) Owned Real Property. Except in any such case as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to the real property owned by the Company or its subsidiaries (the “Owned Real Property”), (i) the Company or one of its subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any Liens, except for Permitted Liens, and (ii) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

(rr) Leased Real Property. Except in any such case as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to the real property leased or subleased to the Company or its subsidiaries, (i) the lease or sublease for such property is enforceable, and none of the Company or any of its subsidiaries or, to the knowledge of the Company, the landlord, is in breach of or default under such lease or sublease, and no event has occurred that, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its subsidiaries or permit termination, modification or acceleration by any third party thereunder, and (ii) no third party has repudiated or has the right to terminate or repudiate such lease or sublease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) or any provision thereof, except in each case, for such invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ss) Significant Acquisitions/Dispositions. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, no acquisitions or dispositions have been made by any of the Company or its subsidiaries in the three most recently completed fiscal years that are “significant acquisitions” or “significant dispositions,” and none of the Company or its subsidiaries are a party to any contract with respect to any transaction that would constitute a “probable acquisition,” in each case which would require disclosure in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus.

(tt) Insurance. The Company and its subsidiaries maintain insurance policies with reputable insurers, except where lack of such policies would not have a Material Adverse Effect, against risks of loss of or damage to its properties, assets and business of such types and in such amounts as are customary in the case of entities engaged in the same or similar businesses and the Company and its subsidiaries are not in default with respect to any provisions of such policies and have not failed to give any notice or to present any claim under any such policy in a due and timely fashion, except for such default or failure which would not have a Material Adverse Effect.

(uu) Environmental Matters. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus and except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any applicable Law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including Laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(vv) Intellectual Property. The Company and each of its subsidiaries is the absolute owner and, other than as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, has the sole and exclusive right to use, or is the licensee, sub-licensee or franchisee, as the case may be, of all material intellectual property used by it in its business. No event has occurred during the registration or filing of, or during any other proceeding relating to, such intellectual property that would make invalid or unenforceable, or negate the right to use any material intellectual property of the Company or its subsidiaries. The conduct of the business of the Company and its subsidiaries and the use of their intellectual property does not infringe, and neither the Company nor any of its subsidiaries has received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or proprietary right of any other person, the infringement of which or the determination of any alleged infringement against the Company or its subsidiaries would reasonably be expected to have a Material Adverse Effect, and the conduct of the business of the Company and its subsidiaries does not include any activity which may constitute passing off.

(ww) No Material Adverse Change. Since July 3, 2010, there has been no material adverse change (actual, anticipated, contemplated or threatened) in the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or any of its subsidiaries considered on a consolidated basis except as reflected in the Financial Information or as otherwise set forth in the General Disclosure Package, the Prospectus or the Canadian Prospectus, and the business and material property and assets of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the General Disclosure Package, the Prospectus and the Canadian Prospectus.

(xx) Ordinary Course Business. Except as reflected in the Financial Information or as otherwise set forth in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, since July 3, 2010, the business, affairs and operations of the Company and each of its subsidiaries, considered on a consolidated basis, has been carried on in a manner consistent with the past practices of such business and in the ordinary course of the normal day-to-day operations of such business.

(yy) Books and Records. The minute books and corporate records of the Company and its Material Subsidiaries made available to Shearman & Sterling LLP and Stikeman Elliott LLP, U.S. counsel and Canadian counsel, respectively, to the Underwriters, or their local agent counsel in connection with due diligence investigations of the Company and its Material Subsidiaries for the periods from their respective dates of incorporation, continuance or amalgamation, as the case may be, to the date of examination thereof are the original minute books and records of the Company and its Material Subsidiaries and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Company and its Material Subsidiaries and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of the Company or its Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other corporate records.

(zz) Broker Fees. Other than the Underwriters and their affiliates, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage or agency fee in connection with the offering and sale of the Shares.

(aaa) Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares in the manner described in the General Disclosure Package, the Prospectus and the Canadian Prospectus.

(bbb) Dividend Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on such subsidiary’s capital stock in each case out of its net income or built up capital, or from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company, except as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus.

(ccc) Investment Company Act. The Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the General Disclosure Package, the Prospectus and the Canadian Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(ddd) Certain Statements. The statements set forth in each of the General Disclosure Package, the Prospectus and the Canadian Prospectus under the caption “Description of Common Shares,” insofar as they purport to constitute a summary of the terms of the Shares and under the captions “Certain Material Tax Consequences for United States Holders of the Common Shares,” and “Underwriting” in the Prospectus, and “Certain Income Tax Considerations,” “Eligibility for Investment” and “Plan of Distribution” in the Canadian Prospectus, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(eee) FCPA. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(fff) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ggg) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hhh) No Stabilization. The Company will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

The Company’s representations, warranties and covenants contained in Schedule V hereto are incorporated by reference herein and made a part hereof.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $5.38 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”) in New York, New York or CDS Clearing and Depositary Services Inc. (“CDS”) in Toronto, Canada, as applicable, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the NYSE and the TSX is open for trading and on which banks in New York and Toronto are open for business and are not permitted by law or executive order to be closed.)

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York or CDS in Toronto, Canada, as applicable, drawn to the order of the Company.

3.	OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms, as permitted by the Securities Act, the Rules and Regulations and Canadian Securities Laws.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

Each of the Underwriters, severally and not jointly and severally, covenants and agrees with the Company that any offer of Shares in Canada will be made in accordance with and in compliance in all material respects with all applicable Canadian Securities Laws.

4.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a) Required Filings. The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package, the Prospectus, the Canadian Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations or applicable Canadian Securities Laws, as the case may be, and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission and the Canadian Securities Regulators subsequent to the date of the Prospectus and the Canadian Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) Issuer Free Writing Prospectus. The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed (each, a “Permitted Free Writing Prospectus”); provided, that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Notice to the Representative. The Company will advise the Representative promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus or the Canadian Prospectus shall have been filed, (B) of the receipt of any comments from the Commission and/or the OSC (as principal regulator), (C) of any request of the Commission or the OSC (as principal regulator), as the case may be, for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package, the Prospectus, or the Canadian Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by any Government Body of any order preventing or suspending the trading of the Company’s securities, the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or the Canadian Prospectus, or the issuance and sale of the Shares, or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) Blue Sky Compliance. The Company will promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have requested and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction where it is not now so qualified or in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not now subject or in which it would not otherwise be subject.

(e) Delivery of Copies. The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus, preliminary form of Canadian Prospectus Supplement or any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, or in the case of the Qualifying Provinces, the delivery of a Canadian Prospectus is required under applicable Canadian Securities Laws, as many copies of each of the Prospectus and the Canadian Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.

(f) Ongoing Compliance. The Company will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, and applicable Canadian Securities Laws (including Section 57 of the Securities Act (Ontario)), so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Prospectus and the Canadian Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus and/or the Canadian Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus and/or the Canadian Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus and/or the Canadian Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus and/or the Canadian Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act and Applicable Canadian Securities Laws which shall be incorporated by reference in the Prospectus and the Canadian Prospectus, as applicable, so that such documents as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such documents will comply in all material respects with all applicable laws.

If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply in all material respects with all applicable laws.

(g) Earnings Statement. The Company will make generally available to its security holders (in the U.S. and Canada), as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering at least a 12-month period and complying with the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(h) Clear Market. The Company shall not, without the prior written consent of the Representative, such consent not to be unreasonably withheld or delayed, create, issue, sell or otherwise lend, transfer or dispose of (or agree or announce any such agreement to create, issue, sell, lend, transfer or dispose of), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission or a prospectus or other offering document with the any securities commission in the provinces or territories of Canada in respect of any equity securities of the Company, or any securities exchangeable or convertible into equity securities or enter into an agreement to do any of the foregoing, for the period up to and including 60 days after the Closing Date other than Shares issued (i) on exercise of any currently outstanding options; or (ii) through the Company’s existing share option plans and other existing compensation and incentive plans.

(i) Listing of Shares. The Company will use its best efforts to effect and maintain the listing of the Shares on the NYSE and the TSX.

(j) Lockup Agreement. The Company has caused each officer and director of the Company and each other person or entity listed on Schedule IV hereto to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A hereto (the “Lockup Agreement”).

(k) Use of Proceeds. The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package, the Prospectus and the Canadian Prospectus.

(l) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

(m) Registrar and Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares. Computershare Investor Services Inc./Computershare Trust Company of Canada has been duly appointed as the registrar and transfer agent of the Company with respect to its Shares in Canada and Computershare Trust Company N.A. has been duly appointed as the registrar and transfer agent of the Company with respect to its Shares in the United States.

(n) No Stabilization. The Company will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

(o) DTC and CDS. The Company will use its reasonable best efforts to permit the Shares to be eligible for clearance and settlement through DTC or CDS, as applicable. The Company agrees to comply with all the terms and conditions of all agreements set forth in the respective representation letter(s) of the Company to DTC and CDS relating to the approval of the Shares by each of DTC and CDS for “book entry” transfer.

(p) General. The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

The Company’s covenants contained in Schedule V hereto are incorporated by reference herein and made a part hereof.

5.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) any roadshow expenses (excluding expenses related to chartered aircraft) of each Underwriter and the Company’s officers and employees and any other expenses of each Underwriter and the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, and expenses associated with any electronic road show, provided that any such roadshow expenses of the Underwriters paid or reimbursed by the Company pursuant to this clause (iii) and Section 6(k) of the purchase agreement for the Concurrent Offering, but excluding such expenses of the Company’s officers and employees and expenses associated with any electronic road show, shall not exceed $50,000; (iv) the cost of printing and delivering to, or as reasonably requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, the Canadian Prospectus, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; (v) the filing fees of the Commission and the Canadian Securities Regulators; (vi) the filing fees and expenses (including reasonable legal fees and disbursements of counsel to the Underwriters) incident to securing any required review by FINRA of the terms of the sale of the Shares; the Listing Fee of each of the NYSE and the TSX; (vii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b); (viii) 50% of all expenses related to aircraft chartered in connection with the road show; (ix) and the reasonable expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification or distribution of the Shares under State securities, Blue Sky laws or applicable Canadian Securities Laws. The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than as set forth above and those related to qualification under FINRA regulation and State securities, Blue Sky laws and applicable Canadian Securities Laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and (A) the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise), and (B) the Canadian Prospectus shall have been filed as required under applicable Canadian Securities Laws within the time period prescribed by, and in compliance with, applicable Canadian Securities Laws, and any request of the OSC (as principal regulator) for additional information (to be included in the Canadian Prospectus or otherwise), in each case, shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No Governmental Body shall have issued any order preventing or suspending the effectiveness of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or the Canadian Prospectus or the issuance and sale of the Shares, nor, to the knowledge of the Company, shall any such order be pending, contemplated or threatened by any such authority, and no injunction, restraining order or order of any nature by a federal, state or provincial court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the General Disclosure Package, the Prospectus, or the Canadian Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Shearman & Sterling LLP and Stikeman Elliott LLP, U.S. counsel and Canadian counsel, respectively, to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization and approval this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus, and the Canadian Prospectus and the issuance and sale of the Shares, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kirkland & Ellis LLP, U.S. counsel for the Company,

dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Exhibit B hereto.

(e) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Goodmans LLP, Canadian counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Exhibit C hereto.

(f) The Representative shall have received from Shearman & Sterling LLP, U.S. counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(g) The Representative shall have received from Stikeman Elliott LLP, Canadian counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(h) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you and PricewaterhouseCoopers LLP, of (i) PricewaterhouseCoopers LLP (1) confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; (2) stating that in their opinion the Company’s financial statements and schedules audited by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; and (3) containing such other statements and information on the basis of procedures as the Underwriters may request and PricewaterhouseCoopers LLP are willing to perform and report on with respect to the Company’s financial statements and certain financial and statistical information derived from the accounting records which are subject to control over financial reporting contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus; and (ii) Grant Thornton LLP (1) confirming that they are an independent registered public accounting firm with respect to Cliffstar within the meaning of Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings; (2) stating that in their opinion Cliffstar’s financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; and (3) containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to Cliffstar’s financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus.

(i) With respect to the letter of (i) PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “PWC initial letter”), the Company shall have furnished to the Underwriters a “bring-down letter” of such accountants, addressed to the Underwriters and dated the Closing Date (1) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder adopted by the SEC and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (2) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the PWC initial letter, and (3) confirming in all material respects the conclusions and findings set forth in the PWC initial letter; and (ii) Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “GT initial letter”), the Company shall have furnished to the Underwriters a “bring-down letter” of such accountants, addressed to the Underwriters and dated the Closing Date (1) confirming that they are independent public accountants with respect to Cliffstar within the meaning of Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings, (2) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the GT initial letter, and (3) confirming in all material respects the conclusions and findings set forth in the GT initial letter.

(j) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company, or other officers satisfactory to the Underwriters, as to such matters as the Representative may reasonably request, including, without limitation, a statement to the effect that:

(i) The Registration Statement has become effective under the Securities Act and no order preventing or suspending the effectiveness of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or the Canadian Prospectus or the issuance and sale of the Shares has been issued by any Government Body, and, to the best of his or her knowledge, information and belief, no investigation, order, inquiry or proceeding has been commenced or is pending, contemplated or threatened by any such authority;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iii) All filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Securities Act and pursuant to applicable Canadian Securities Laws have been made as and when required by such rules and laws;

(iv) He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Prospectus and the Canadian Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus, the Canadian Prospectus and any amendments and supplements to the foregoing documents did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) To the best of his or her knowledge, information and belief, after having made reasonable inquiries, since July 3, 2010 there has not been any material adverse effect on the assets, properties, business, affairs, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries on a consolidated basis, whether or not arising in the ordinary course of business, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto), the Prospectus or the Canadian Prospectus (excluding any amendment or supplement to the foregoing documents).

(k) The Firm Shares and Option Shares, if any, shall have been duly listed, subject to notice of issuance and satisfaction by the Company of customary post-closing conditions imposed by the Stock Exchanges in similar circumstances, on the NYSE and the TSX, and evidence satisfactory to the Representative of such listing shall have been furnished to the Representative.

(l) The Lockup Agreements described in Section 4(j) shall be in full force and effect.

(m) The conditions set forth in Schedule V in connection with the distribution of the Shares in Canada shall have been satisfied.

(n) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Shearman & Sterling LLP and Stikeman Elliott LLP, U.S. counsel and Canadian counsel, respectively, to the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing, facsimile or electronic form at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order (or other similar order) suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	INDEMNIFICATION.

(a) The Company agrees:

(i) to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such affiliate or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary

Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

(ii) to reimburse each Underwriter, each Underwriters’ affiliates, directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such affiliate or controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement or the Canadian Prospectus and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package, the Prospectus or in the Canadian Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be sent by hand delivery, mail, telex, overnight courier or facsimile transmission and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, and with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Jason Lehner (Fax: (646) 848-7974), and with a copy to Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, M5L 1B9, Attention: Jeffrey M. Singer and Jonah Mann (Fax: (416) 947-0866); if to the Company, to Cott Corporation, 5519 W. Idlewild Avenue, Tampa, Florida 33634, Attention: Jerry Fowden (Fax: (813) 881-1923), with a copy to Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022, Attention: Christian Nagler (Fax: (212) 446-4900), and with a copy to Goodmans LLP, Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, ON M5H 2S7, Attention: Neil Sheehy and Scott MacIntosh (Fax: (416) 979-1234).

11.	TERMINATION.

This Agreement may be terminated by you by notice to the Company

(a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus, any material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, either, individually or in the aggregate; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States and/or Canada would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the NYSE, the Nasdaq National Market or the TSX or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Stock Exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by United States or New York State authorities; (vi) any downgrading in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company; (vii) the suspension of trading of the Company’s Common Shares by the NYSE or the TSX, the Commission, any Canadian Securities Regulator, or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States and/or Canada; or

(b) as provided in Sections 6 and 9 of this Agreement.

12.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or the Canadian Prospectus consists of the information set forth in the first sentence of the eleventh paragraph and the sixth sentence of the twelfth paragraph under the caption “Underwriting” in the Prospectus and the first sentence of the fifth paragraph of page SC-2 in the Canadian Prospectus.

14.	MISCELLANEOUS.

(a) Survival. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

(b) Consent to Jurisdiction. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by the Underwriters or by any person who controls the Underwriters arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court. The Company has appointed Cott Beverages Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such legal suit, action or proceeding against the Company arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Underwriters or by any person who controls the Underwriters, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(c) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, the Company will indemnify the Underwriters against any loss incurred by such Underwriters as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Underwriters are able to purchase U.S. dollars with the amount of judgment currency actually received by the Underwriters. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

(d) No Fiduciary Duty. The Company hereby acknowledges that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each of the Underwriters and any affiliate through which it may be acting, on the other, (ii) each of the Underwriters is acting as principal and not as an agent or fiduciary of the Company and (iii) the Company’s engagement of each of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(g) Waiver of Jury Trial. The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

(h) Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

COTT CORPORATION

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel and Secretary

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ David Lynch
	Name:	David Lynch
	Title:	Managing Director

By:	/s/ Nicholas Hayes
	Name:	Nicholas Hayes
	Title:	Managing Director

As Representative of the several

Underwriters listed on Schedule I

SCHEDULE I

	Number of Firm Shares to be Purchased	Number of Option Firm Shares to be Purchased
Underwriters
Deutsche Bank Securities Inc.	4,350,000	652,500
J.P. Morgan Securities Inc.	2,784,000	417,600
Morgan Stanley & Co. Incorporated	2,784,000	417,600
Barclays Capital Inc.	841,000	126,150
Merrill Lynch, Pierce, Fenner & Smith Incorporated	841,000	126,150

Total	11,600,000	1,740,000

SCHEDULE II

Issue size:	$64,960,000 plus $9,744,000 over-allotment option

Issue price:	$5.60 per common share

Underwriting discounts and commissions:	$0.224 per common share, $2,598,400 total

Shares offered:	11,600,000 shares

Over allotment:	1,740,000 shares

SCHEDULE III

None.

SCHEDULE IV

Crescendo Investments II, L.P.

Crescendo Partners, L.P.

Crescendo Investments, LLC

Crescendo Partners II, L.P., Series I

Crescendo Investments II, LLC

Crescendo Partners III, L.P.

Crescendo Investments III, LLC

Executive Officers

Jerry Fowden

Neal Cravens

Marni Poe

William Reis

Michael Creamer

Greg Leiter

Michael Gibbons

Directors

Mark Benadiba

George Burnett

David Gibbons

Stephen Halperin

Betty Jane Hess

Gregory Monahan

Mario Pilozzi

Andrew Prozes

Eric Rosenfeld

Graham Savage

SCHEDULE V

Distribution of Shares in the Qualifying Provinces of Canada

As used in this Schedule and elsewhere in this Agreement:

“Canadian Prospectus” shall mean, collectively, the Canadian Shelf Prospectus, as supplemented by the Canadian Prospectus Supplement (including any preliminary form of shelf prospectus supplement) and including all documents incorporated by reference therein;

“Canadian Prospectus Supplement” means, the final prospectus supplement of the Company to be filed with the OSC (as principal regulator) to supplement the Canadian Shelf Prospectus to qualify the Shares for distribution in the Qualifying Provinces;

“Canadian Securities Laws” means collectively, and, as the context may require, the securities legislation, regulations and the policies of the securities regulatory bodies of the Qualifying Provinces including, without limitation, National Instrument 44-102 – Shelf Distributions;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces, and “Canadian Securities Regulator” means any one of them;

“Canadian Shelf Prospectus” means the (final) short form base shelf prospectus of the Company dated June 17, 2009, as filed with the OSC;

“misrepresentation,” “material fact” and “material change” shall have the meanings given to such terms under applicable Canadian Securities Laws; and

“OSC” the Ontario Securities Commission.

Any reference herein to the Canadian Prospectus, the Canadian Shelf Prospectus, the Canadian Prospectus Supplement or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and to all supplemental or additional or ancillary material, information, evidence, returns, reports, applications, statements or documents related to the Canadian Prospectus, the Canadian Shelf Prospectus, the Canadian Prospectus Supplement, or any amendment or supplement to any of the foregoing documents.

Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and covenants and agrees with, each of the Underwriters as follows:

1.1 The Company has prepared and filed a Canadian Shelf Prospectus in each of the Qualifying Provinces, omitting only such information as is permitted to be omitted for such documents pursuant to applicable Canadian Securities Laws, and has obtained a receipt under Multilateral Instrument 11-102 - Passport System for the Canadian Shelf Prospectus of the OSC, evidencing a receipt thereof and of the Canadian Securities Regulators.

1.2 The Company has prepared and filed a preliminary form of Canadian Prospectus Supplement, including a news release that has announced the intention of the Company to proceed with the distribution of Shares in the Qualifying Provinces, and copies of such preliminary Canadian Prospectus supplement and press release have been delivered by the Company to the Underwriters.

1.3 Prior to the day of the filing of the Canadian Prospectus Supplement with the Canadian Securities Regulators, a copy of the letter from the TSX advising the Company that conditional approval of the listing of the Shares has been granted by the TSX, subject to the satisfaction of the customary conditions set out therein, has been delivered by the Company to the Underwriters.

1.4 The Company covenants with the Underwriters that it shall have, by not later than the Applicable Time, prepared and filed the Canadian Prospectus Supplement, in a form approved by the Underwriters, acting reasonably. The Company shall allow and assist the Underwriters to participate fully in the preparation of the Canadian Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfill its obligations as underwriters and to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters in such documentation;

1.5 The Company shall fulfill to the satisfaction of the Underwriters, acting reasonably, all legal requirements to be fulfilled by it to enable the Shares to be offered for sale and sold to the public by or through the Underwriters (or other duly registered investment dealers and brokers through which the Underwriters may sell the Shares to the public under the terms of this agreement) who comply with all applicable Canadian Securities Laws in each of the Qualifying Provinces; the Company will use its commercially reasonable efforts to fulfill all legal requirements to permit the distribution of the Shares in each of the Qualifying Provinces as soon as possible but in any event not later than the Applicable Time; such fulfillment shall include, without limiting the generality of the foregoing, compliance with all applicable Canadian Securities Laws including, without limitation, compliance with all requirements with respect to and the preparation and filing of the Canadian Prospectus Supplement in each of the Qualifying Provinces. The documents incorporated, or to be incorporated, by reference in the Canadian Prospectus, at the time filed with the Canadian Securities Regulators conform or will conform, in all respects to the requirements under applicable Canadian Securities Laws.

1.6 The filing of the Canadian Prospectus shall constitute the Company’s consent to the Underwriters’ use of the Canadian Prospectus in connection with the distribution of the Shares in the Qualifying Provinces in compliance with this Agreement and applicable Canadian Securities Laws.

1.7 The Company represents and warrants that as of the date of filing of the Canadian Prospectus Supplement and as of the Closing Date and as of the Option Closing Date, as the case may be, the Canadian Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.8 The Company shall use reasonable efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate (other than the province of Québec and the territories of Canada) and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

1.9 The Underwriters shall be entitled to assume that the Shares are qualified for distribution in any province of Canada where (i) a receipt or similar document for the Canadian Shelf Prospectus has been obtained from the applicable securities regulatory authority following the filing of the Canadian Shelf Prospectus; and (ii) the Canadian Prospectus Supplement has been filed.